EX-FILINGFEES

Calculation of Filing Fee Tables

F-3

Nomura America Finance, LLC

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)			$5,517,000.00	0.0001531	$844.65
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$5,517,000.00		$844.65
			Total Fees Previously Paid:						$0.00
			Total Fee Offsets:						$0.00
			Net Fee Due:						$844.65

[1]	Registrant has elected to pay the filing fees on a deferred basis pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933.

The maximum aggregate amount of the securities to which the prospectus relates is $5,517,000. The prospectus is a final prospectus for the related offering.